Exhibit 5.1

2200 IDS Center, 80 South 8th Street Minneapolis, MN 55402-2210 Tel: 612.977.8400 | Fax: 612.977.8650 taftlaw.com Affirmative Action, Equal Opportunity Employer

December 19, 2025

Creative Realities
13100 Magisterial Drive, Suite 102
Louisville, KY 40223

Re: Registration Statement on Form S-3

To Whom It May Concern:

We have acted as counsel for Creative Realities, Inc., a Minnesota corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) and the related prospectus, registering under the Securities Act of 1933, as amended (the “Act”), the resale by the selling shareholder(s) named therein of up to 12,979,579 shares (the “Conversion Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company issuable upon conversion of the Series A Convertible Preferred Stock, $0.01 par value per share (the “Preferred Shares”), of the Company.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In connection with this opinion, we have examined instruments, documents, certificates, and records that we have deemed relevant and necessary for the basis of our opinion, including: (1) the Registration Statement, including the exhibits thereto; (2) the Company’s articles of incorporation, as amended to date, including the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock; (3) the Company’s bylaws; (4) resolutions of the Board of Directors of the Company; and (5) such other documents, corporate records, and instruments as we have deemed necessary and appropriate for purposes of rendering the opinions set forth herein. In such examination, we have assumed without independent inquiry or investigation (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) that all natural persons executing documents had and have the legal capacity to do so; and (d) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Conversion Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the holders thereof and have been issued by the Company in the circumstances contemplated by the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, the Conversion Shares will be duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that upon the issuance of any of the Conversion Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its articles of incorporation.

We express no opinion as to the laws of any state or jurisdiction other than the Minnesota Business Corporation Act, as amended (including the statutory provisions and reported judicial decisions interpreting those laws). This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Taft Stettinius & Hollister LLP